UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

BJ SERVICES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-10570	63-0084140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Westway Park Blvd, Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 462-4239

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006 the Executive Compensation Committee of the Board of Directors approved amendments to the forms of letter agreement for options to purchase common stock granted to our executive officers and directors during fiscal 2007. As a result of these amendments, the optionee must hold granted options for one year before they will automatically vest upon the optionee’s retirement from the company. This provision is consistent with the form of letter agreement for options granted in previous years, and, upon execution by the optionee, the amendments will become effective for options granted on November 15, 2006. The original forms of option agreement referenced above were filed as part of our Current Report on Form 8-K filed on November 21, 2006 and are superseded by the forms of such documents filed as exhibits to this report.

In addition, on December 7, 2006, the Board of Directors approved amendments to our 1997 Incentive Plan, our 2000 Incentive Plan and our 2003 Incentive Plan. The Executive Compensation Committee had previously recommended adoption of the amendments at the committee’s November 15, 2006 meeting. The amendments revised the definition of retirement for employees and officers under the plans to provide that retirement means the termination of an employment on or after age 60 (provided that plan awards granted to such persons may be subject to forfeiture upon conditions imposed by the Executive Compensation Committee in its discretion). The amended definition will apply to awards made under the plans after December 7, 2006. The forms of amendment are filed as exhibits to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2006, the Board of Directors adopted an amendment to our bylaws that created an exception to the requirement that a director’s service on the Board of Directors ends at the first annual stockholder’s meeting following the director’s 70th birthday. The amended Bylaws will allow Don D. Jordan, one of our current directors who is currently 72 years old, to stand for election to an additional three-year term at the 2007 annual meeting of stockholders and to serve until the end of the three-year term for which he is elected. Our amended and restated bylaws are filed as an exhibit to this report.

Item 9.01 Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of the Company

10.1	Form of amended letter agreement setting forth terms and conditions of options to purchase shares of common stock awarded to executive officers during fiscal 2007

10.2	Form of amended letter agreement setting forth terms and conditions of options to purchase shares of common stock awarded to directors during fiscal 2007

10.3	Eighth Amendment to the BJ Services Company 1997 Incentive Plan

10.4	Fifth Amendment to the BJ Services Company 2000 Incentive Plan

10.5	Second Amendment to the BJ Services Company 2003 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ SERVICES COMPANY

Date: December 13, 2006	/s/ Margaret B. Shannon
Margaret B. Shannon
Vice President and General Counsel

Exhibit List

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of the Company

10.1	Form of amended letter agreement setting forth terms and conditions of options to purchase shares of common stock awarded to executive officers during fiscal 2007

10.2	Form of amended letter agreement setting forth terms and conditions of options to purchase shares of common stock awarded to directors during fiscal 2007

10.3	Eighth Amendment to the BJ Services Company 1997 Incentive Plan

10.4	Fifth Amendment to the BJ Services Company 2000 Incentive Plan

10.5	Second Amendment to the BJ Services Company 2003 Incentive Plan